Exhibit 5(c)



                 [Letterhead of Worsham, Forsythe & Wooldridge, L.L.P.]


                                     June 30, 1997



          Texas Utilities Electric Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas  75201

          Ladies and Gentlemen:

                    Referring to the proposed issuance and sale from time to time by Texas Utilities Electric Company (Company) of First Mortgage Bonds (Bonds) and Debt Securities (Securities) in a principal amount not to exceed in the aggregate $448,850,000, as contemplated in Post Effective Amendment No. 1 to registration statement No. 33-83976 (said registration statement, as so amended, the Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. With respect to those Bonds which are to be issued at any one time (Offered Bonds), all requisite action necessary to make the Offered Bonds, valid, legal and binding obligations of the Company shall have been taken when:

                         (a)  The Board of Directors, an appropriate
                              committee thereof or the appropriate officers of the Company shall have authorized the issuance and sale of the Offered Bonds, an appropriate Supplemental Indenture to the Company's Mortgage and Deed of Trust, dated as of December 1, 1983, to Irving Trust Company (now The Bank of New York), Trustee (Mortgage) and any other action necessary to the consummation of the proposed issuance and sale of the Offered Bonds;

                         (b) The aforementioned Supplemental Indenture shall have been duly executed and delivered by the parties thereto; and

                         (c) The Offered Bonds shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Bonds and in accordance with the provisions of the Mortgage, as heretofore supplemented and to be further supplemented by the aforementioned Supplemental Indenture.

                    3. With respect to those Securities which are to be issued at any one time (Offered Securities), all requisite action necessary to make the Offered Securities, valid, legal and binding obligations of the Company shall have been taken when:

                         (a)  The Board of Directors, an appropriate
                              committee thereof or the appropriate officers of the Company shall have authorized the issuance and sale of the Offered Securities, an appropriate loan agreement, indenture, trust agreement or other instrument, agreement or document (Instrument) pursuant to which the Offered Securities will be issued and any other action necessary to the consummation of the proposed issuance and sale of the Offered Securities;

                         (b) The Instrument shall have been duly executed and delivered by the parties thereto; and

                         (c) The Offered Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Securities and in accordance with the provisions of the Instrument.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as counsel in such Registration Statement and as authority for certain of the statements contained, or incorporated by reference, therein.

                                             Very truly yours,

                                             WORSHAM, FORSYTHE
                                               & WOOLDRIDGE L.L.P.


                                             By: /s/ T. A. Mack
                                                --------------------------
                                                                 A Partner